UNITED STATES
                                        SECURITIES AND EXCHANGE COMMISSION
                                              WASHINGTON, DC 20549

                                                   FORM 8-K

                                            CURRENT REPORT PURSUANT
                                         TO SECTION 13 OR 15(d) OF THE
                                        SECURITIES EXCHANGE ACT OF 1934



                                                Date of Report
                                                April 28, 2004
                                       (Date of earliest event reported)


                                            CAVALIER HOMES, INC.
                          (Exact name of registrant as specified in its charter)



                                                  Delaware
                             (State or other jurisdiction of incorporation)




                  1-9792                                  63-0949734
----------------------------------------    ------------------------------------
            (Commission File No.)              (IRS Employer Identification No.)



          32 Wilson Boulevard 100
           Addison, Alabama                                35540
----------------------------------------    ------------------------------------
(Address of principal executive offices)                 (Zip Code)




                                    (256) 747-9800
                        ----------------------------------------
                  (Registrant's telephone number, including area code)

Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits.
             ------------------------------------------------------------------


         (c) EXHIBITS.

                 Exhibit 99.1 Press Release dated April 28, 2004.

Item 12.     Disclosure of Results of Operations and Financial Condition.
             -----------------------------------------------------------


                  On April 28, 2004, Cavalier Homes, Inc. (the "Company") announced its financial results for the quarter ended March 27, 2004. The full text of the press release is set forth in Exhibit 99.1 hereto. The information in this report, including the exhibit hereto, is deemed "furnished" not "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                                  CAVALIER HOMES, INC.
                                                      (Registrant)


Date: April 28, 2004                       By        /s/ Michael R. Murphy
                                             -----------------------------------
                                                         Michael R. Murphy
                                                     Its Chief Financial Officer

                                          Exhibit Index
                                          -------------

Exhibit                              Description
-------                              -----------

99.1                                 Text of Press Release dated April 28, 2004.

                                                                    EXHIBIT 99.1

CAVALIER HOMES, INC.                  From:           Cavalier Homes, Inc.
                                      Approved by:    David Roberson
                                      Subject:        First Quarter Results
                                      Contact:        Mike Murphy (256) 747-9800



                    CAVALIER ANNOUNCES FIRST QUARTER RESULTS


Addison, Ala. (April 28, 2004) - Cavalier Homes, Inc. (Amex: CAV) today announced results for the first quarter ended March 27, 2004. Highlights of the Company's report were as follows (dollars in thousands, except per share amounts):

                                                                                          First Quarter Ended
                                                                                    -------------------------------
                                                                                      March 27,         March 29,
                                                                                        2004              2003
                                                                                    -------------    --------------
Revenue                                                                          $    44,254       $    59,211
Loss before income taxes                                                              (1,882)           (6,182)
Net loss                                                                              (1,882)           (6,182)
Net loss per share, basic and diluted                                                  (0.11)            (0.35)

         Commenting on the results, David Roberson, President and Chief Executive Officer, said, "As we indicated in our last quarterly report, we expected the first quarter of 2004 to be another challenging period for Cavalier, primarily because of the seasonal nature of the quarter and due to the lingering effects of the prolonged industry downturn. Nevertheless, we continue to believe that our industry can begin to find firmer footing in the wake of this contraction. With the prospects of additional lending capacity coming into the market for homebuyers, manufactured housing remains poised for a rebound and we are encouraged by what we see and hear now from dealers and consumers. However, we also recognize that rising commodity prices for steel, lumber and other materials may impede or delay any possible upturn by forcing selling prices higher at this important point in the industry's recovery.

         "Importantly for Cavalier, we have continued to see growing benefits from the capacity and cost adjustments we have made in recent years to further right size our company in light of current market conditions, as evidenced by the much narrower loss for the quarter versus the same period last year," Roberson continued. "These initiatives produced stronger comparative gross margins for the quarter and a 27% reduction in selling, general and administrative expenses, both of which helped blunt the impact of lower sales. Alongside these operational improvements, we remain focused on increasing sales with our current product line - homes that can change the way people think about manufactured housing and strengthen our competitive position as we continue to work toward our goal of returning to profitability later in 2004."

         Cavalier's revenue for the first quarter declined 25% to $44,254,000 from $59,211,000 in the year-earlier period. Home manufacturing sales, the largest component of revenue, declined 26% to $42,182,000 for the quarter versus $57,215,000, as floor shipments fell 31% to 2,120 floors compared with 3,094 floors in the same period last year. Other sources of revenue increased 4% to $2,072,000 in the first quarter of 2004 from $1,996,000 in the year-earlier period, primarily reflecting higher revenue from retail sales at three Company-owned sales centers.

         The Company's net loss was $1,882,000 or $0.11 per share in the first quarter of 2004, which compared with a net loss of $6,182,000 or $0.35 per share in the year-earlier period. No income tax provision or benefit was recorded in either period.

         Commenting on the Company's financial position, Mike Murphy, Cavalier's Chief Financial Officer, pointed out that Cavalier ended the first quarter with cash and cash equivalents totaling $20,377,000 versus $32,393,000 at December 31, 2003, and $28,215,000 at the end of the first quarter last year. The change in cash and cash equivalents primarily reflected seasonal increases in accounts receivable and inventories. The combined total for accounts receivable and inventory at the end of the first quarter was $25,426,000 versus $12,903,000 at the end of 2003 and $29,435,000 at the end of the first quarter of 2003. Dealer inventory, including inventory at company-owned retail sales centers, fell to about $97,000,000 from approximately $142,000,000 at the end of the first quarter last year.

         Cavalier Homes, Inc. and its subsidiaries produce, sell, and finance manufactured housing. The Company markets its homes primarily through independent dealers, including exclusive dealers that carry only Cavalier products, and provides financial services primarily to retail purchasers of manufactured homes sold through its dealer network.

         A public, listen-only simulcast of Cavalier Homes' first quarter conference call will begin at 9:30 a.m. Eastern Daylight Time tomorrow (April 29, 2004) and may be accessed via the Company's web site, www.cavhomesinc.com, or at www.viavid.com; investors are invited to access the simulcast at least 10 minutes before the start time in order to complete a brief registration form. A replay of this call will be available shortly after the call using this same link and will continue until May 29, 2004.

         With the exception of historical information, the statements made in this press release, including those containing the words "believe," "know," "will," "should," and words of similar import, and those relating to industry trends and conditions, Cavalier's expectations for its results of operations in future periods, acceptance of Cavalier's new product initiatives and the effect of these and other steps taken in the last several years on Cavalier's future sales and earnings, and Cavalier's plans and expectations for addressing current and future industry and business conditions, constitute forward-looking statements, are based upon current expectations, and are made pursuant to the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve certain known and unknown assumptions, risks and uncertainties that could cause actual results to differ materially from those included in or contemplated by the statements, including among other matters, significant competitive activity, including promotional and price competition; interest rates; increases in raw material and energy costs; changes in customer demand for Cavalier's products; inherent risks in the market place associated with new products and new product lines; and other risk factors listed from time to time in Cavalier's reports filed with the Securities and Exchange Commission, including, but not limited to, those discussed or indicated in Cavalier's Annual Report on Form 10-K for the period ended December 31, 2003, under the heading "Item 1. Business-Risk Factors," as filed with the Securities and Exchange Commission. Cavalier disclaims any obligation to update any forward-looking statements as a result of developments occurring after the issuance of this press release.


                                                 Cavalier Homes, Inc.
                                            Unaudited Financial Highlights
                                       (In thousands, except per share amounts)


                                                                                          First Quarter Ended
                                                                                      --------------------------
                                                                                      March 27,        March 29,
                                                                                        2004              2003
                                                                                    -------------    --------------
Revenue                                                                             $      44,254    $       59,211
                                                                                    =============    ==============
Loss before income taxes                                                            $      (1,882)   $       (6,182)
Income tax provision (benefit)                                                                 --                --
                                                                                    -------------    --------------
Net loss                                                                            $      (1,882)   $       (6,182)
                                                                                    =============    ==============
Basic and diluted loss per share                                                    $       (0.11)   $        (0.35)
                                                                                    =============    ==============
Weighted average shares outstanding - basic                                                17,701            17,666
                                                                                    =============    ==============
Weighted average shares outstanding - diluted                                              17,701            17,666
                                                                                    =============    ==============


                                           Cavalier Homes, Inc. Data Sheet
                                                      Unaudited
                                      ($ in thousands, except per share amounts)

                                                                                          First Quarter Ended
                                                                                   -------------------------------
                                                                                       March 27,        March 29,
STATEMENT OF OPERATIONS SUMMARY                                                          2004             2003
                                                                                     ------------      ------------
Home manufacturing net sales                                                         $    42,182      $    57,215
Financial services                                                                           542              628
Retail                                                                                     1,530            1,368
                                                                                     ------------      ------------
   Total revenue                                                                     $    44,254      $    59,211
                                                                                     ============      ============
Cost of sales                                                                             36,662           52,376
                                                                                     ------------     -------------
   Gross profit                                                                            7,592            6,835
Selling, general and administrative                                                        9,377           12,817
                                                                                     ------------     -------------
Operating loss                                                                            (1,785)          (5,982)
                                                                                     ------------     -------------
Other income (expense):
   Interest expense                                                                         (278)            (283)
   Other, net                                                                                181               83
                                                                                    -------------     -------------
                                                                                             (97)            (200)
                                                                                    -------------     -------------
Loss before income taxes                                                                  (1,882)          (6,182)
Income tax provision (benefit)                                                                --               --
                                                                                    -------------     -------------
Net loss                                                                             $    (1,882)     $    (6,182)
                                                                                    =============     =============

Basic and diluted loss per share                                                     $     (0.11)     $     (0.35)
                                                                                    =============     =============

Weighted average shares outstanding - basic                                               17,701           17,666
                                                                                    =============     =============
Weighted average shares outstanding - diluted                                             17,701           17,666
                                                                                    =============     =============

                                                    Unaudited
                                     ($ in thousands, except per share amounts)

                                                                                          First Quarter Ended
                                                                                    ------------------------------
OPERATING DATA SUMMARY                                                                March 27,         March 29,

Manufacturing sales:                                                                    2004              2003
                                                                                    -------------     ------------
Floor shipments                                                                             2,120            3,094
Home shipments:
     Single section                                                                           160              218
     Multi-section                                                                            980            1,438
                                                                                    -------------     ------------
Total shipments                                                                             1,140            1,656
Shipments to company-owned retail locations                                                   (41)             (18)
                                                                                    -------------     ------------
Wholesale shipments to independent retailers                                                1,099            1,638
                                                                                    =============     ============

Retail sales:
     Single section                                                                             8                9
     Multi-section                                                                             27               30
                                                                                    -------------     ------------
Total sales                                                                                    35               39
                                                                                    =============     ============
Cavalier produced homes sold                                                                   32               32
                                                                                    =============     ============
Used homes sold                                                                                 3                7
                                                                                    =============     ============
Installment loan purchases                                                          $       7,208      $     9,209
Capital expenditures                                                                           88              119
Home manufacturing facilities -- operating                                                      7                8
Independent exclusive dealer locations                                                        122              187
Company-owned stores                                                                            3                4

BALANCE SHEET SUMMARY
Cash and cash equivalents                                                           $      20,377      $    28,215
Accounts receivable, less allowance for losses                                             10,371           13,162
Inventories                                                                                15,055           16,273
Other current assets                                                                        3,892            6,682
                                                                                   --------------      -----------
   Total current assets                                                                    49,695           64,332
                                                                                   --------------      -----------
Property, plant and equipment, net                                                         36,349           47,777
Other assets                                                                               10,079            7,254
                                                                                   --------------      -----------
   Total assets                                                                     $      96,123      $   119,363
                                                                                   ==============      ===========

Current portion of long-term debt                                                   $       1,830      $     1,358
Other current liabilities                                                                  40,681           54,771
                                                                                   --------------      -----------
   Total current liabilities                                                               42,511           56,129
                                                                                   --------------      -----------
Long-term debt                                                                             12,740           22,330
Other long-term liabilities                                                                 1,164            1,550
Stockholders' equity                                                                       39,708           39,354
                                                                                   --------------      -----------
   Total liabilities and stockholders' equity                                       $      96,123      $   119,363
                                                                                   ==============      ===========

OTHER INFORMATION
Working capital                                                                     $       7,184    $       8,203
Current ratio                                                                            1.2 to 1         1.1 to 1
Ratio of long-term debt to equity                                                          1 to 3           1 to 2
CIS installment loan portfolio                                                      $      10,158    $      10,345
Number of shares outstanding                                                               17,853           17,666
Stockholders' equity per share                                                      $        2.22    $        2.23
